Exhibit 10.4
SPIRIT AVIATION HOLDINGS, INC.
2025 INCENTIVE AWARD PLAN
ARTICLE 1

PURPOSE
The purpose of the Spirit Aviation Holdings, Inc. 2025 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”), by aligning the interests of the Employees, Consultants, and Non-Employee Directors with those of the Company’s stockholders, and providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders, consistent with the long-term sustainability and success of the Company’s business. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Consultants, and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of the Company’s business is largely dependent.
ARTICLE 2

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. All references to Sections and Articles shall be deemed to be references to the Sections and Articles of the Plan, unless the context clearly indicates otherwise. As used in the Plan, the word “includes” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such word.
2.1    “Administrator” shall mean, except as otherwise specified in the Plan, the Committee (or another committee or sub-committee of the Board designated by the Board); provided that with respect to Awards intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall mean the Committee, consisting of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule, and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded). With reference to the duties of the Administrator under the Plan that have been delegated to one or more Persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such Person(s) unless the Administrator has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Affiliate” shall mean any Person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company. The term “control” means the possession, directly or indirectly, of the power to direct the management and policies of such

Person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
2.3    “Applicable Laws” shall mean the requirements related to or implicated by the administration of the Plan under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws and regulations of any foreign country or jurisdiction where Awards are granted under the Plan.
2.4    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the expiration date of the term of the applicable Option or Stock Appreciation Right.
2.5    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Incentive Performance Award, Other Incentive Award, Performance Award, Other Stock-Based Award or Dividend Equivalents that may be awarded or granted to an Eligible Individual under the Plan, including an Award combining two or more types in a single grant.
2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through an electronic medium, that shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
2.7    “Board” shall mean the Board of Directors of the Company.
2.8    "Cause” shall have the meaning set forth in the Holder’s Service Agreement or as set forth in the applicable Award Agreement or, if no such term is defined, “Cause” shall mean the Holder has:
(a)    refused or repeatedly failed to perform the duties assigned to the Holder only if the Holder’s refusal or repeated failure to perform the duties assigned to the Holder’s were willful and deliberate on the Holder’s part or committed in bad faith or without reasonable belief that such refusal or failure was in the best interests of the Company;
(b)    engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect;
(c)    continually or repeatedly been absent from the Company, unless due to an approved leave due to serious illness, death or Disability;
(d)    used illegal drugs or been impaired due to other substances;
(e)    been convicted of any felony;
(f)    committed an act of gross misconduct, fraud, embezzlement or theft against the Company;

(g)    engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal, including, but not limited to harassment of any nature; or
(h)    violated a material Company policy as determined by the Committee.
2.9    “Change in Control” shall mean and includes each of the following:
(a)    The consummation of a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person or “group” (as defined in Sections 13(d) of the Exchange Act) (other than the Company, any of its parents or subsidiaries or any of their respective Affiliates, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;
(b)    During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, amalgamation, reorganization, or business combination of the Company, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions to one or more Persons or entities that are not, immediately prior to such transaction(s), Affiliates of the Company, or any employee benefit plan of the Company, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    Which results in Persons who were stockholders of the Company immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)) directly or indirectly, at least fifty percent (50%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    After which no Person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated for purposes of this

Section 2.8(c)(ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    The consummation of a liquidation or dissolution of the Company, other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which Persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction.
In addition, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c), or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
Notwithstanding the foregoing or anything to the contrary herein, any transaction (or series of related transactions) that results in (i) the acquisition of any equity securities of the Company or any assets of the Company (whether by acquisition, merger, consolidation, restructuring, reorganization or otherwise) by (x) the creditors or holders of debt of the Company or any of its subsidiaries (excluding any such holders that are airlines or their respective subsidiaries) or (y) any of the Company's subsidiaries or (ii) any change in the composition of the Board, in each case in connection with the restructuring of the Company pursuant to Chapter 11 of the U.S. Bankruptcy Code (a “Chapter 11 Transaction”) following the date hereof, will not, individually or in the aggregate, be deemed to result in a Change in Control.

2.10    “Clawback Policies” shall have the meaning set forth in Section 11.5(b).
2.11    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.12     “Committee” shall mean the Compensation Committee of the Board or another committee or subcommittee of the Board designated by the Board to administer the Plan.
2.13    “Common Stock” shall mean the common stock of the Company, par value U.S. $0.0001 per share.
2.14    “Company” shall have the meaning set forth in the Preamble hereto.
2.15    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.16    “Director” shall mean a member of the Board, as constituted from time to time.

2.17    “Disability” shall mean a permanent disability within the meaning of Section 22(e) of the Code; provided that, in the case of any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4).
2.18    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article 10.
2.19    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.20    “Effective Date” shall have the meaning set forth in Section 14.7.
2.21    “Eligible Individual” shall mean an Employee, a Consultant, or a Non-Employee Director, as determined in the sole discretion of the Administrator.
2.22    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.
2.23    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.24    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.25    “Fair Market Value” shall mean, as of any given date of determination, the value of a share of Common Stock determined as follows:
(a)    If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for a share of Common Stock on such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined in good faith by the Administrator or the Board pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding twelve (12) months.
2.26    “GAAP” means generally accepted accounting principles in the United States.
2.27    “Greater Than 10% Stockholder” shall mean an Eligible Individual then owning (within the meaning of Section 424(d) of the Code) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.28    “Holder” shall mean an Eligible Individual who has been granted an Award.
2.29    “‘Incentive Performance Award” shall mean a cash incentive award granted pursuant to Section 9.1.
2.30    “Incentive Stock Option” shall mean an Option that is intended to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.31    “ISO Limit” shall have the meaning set forth in Section 3.1(a).
2.32    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.33    “Non-Qualified Stock Option” shall mean an Option that by its terms does not qualify or is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.34    “Option” shall mean a right granted pursuant Article 5 of the Plan to purchase shares of Common Stock at a specified exercise price. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.35    “‘Other Incentive Award” shall mean a cash incentive award (other than an Incentive Performance Award) granted pursuant to Section 9.1.
2.36    “‘Other Stock-Based Award” shall mean an award of unrestricted shares of Common Stock; awards denominated in Common Stock, awards that are valued in whole or in part by reference to, or are otherwise based on, the value or future value of shares of Common Stock; awards denominated in Common Stock with a deferral feature (whereby settlement is deferred until the occurrence of a future date or event specified in an Award Agreement); or other forms of equity-based or equity-related awards.

2.37    “‘Performance Award” shall mean an Award made pursuant to Section 9.2 of the Plan that is subject to the attainment of one or more Performance Goals.
2.38    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more business criteria or other performance measures. Depending on the criteria or measures used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.
2.39    “Performance Period” shall mean, for any Performance Award, one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select in its sole discretion, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, such Performance Award.
2.40    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local, or foreign tax and securities laws applicable to transferable Awards.
2.41    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or any other entity of whatever nature.
2.42    “Plan” shall have the meaning set forth in the Preamble hereto.
2.43    “Plan Limit” shall mean the maximum aggregate number of shares of Common Stock that may be issued for all purposes under the Plan as set forth in Section 3.1(a).
2.44    “‘Restricted Stock” shall mean Common Stock awarded pursuant to Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.45    “Restricted Stock Units” shall mean an unsecured and unfunded right awarded pursuant to Section 8.2 to receive Common Stock.
2.46    “‘Securities Act” shall mean the Securities Act of 1933, as amended.
2.47    “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Holder.
2.48    “Stock Appreciation Right” shall mean a right granted pursuant to Article 6.
2.49    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.51    “Termination of Service” shall mean:
(a)    As to a Consultant, the time when the engagement of such Consultant with the Company or a Subsidiary is terminated for any reason, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a Non-Employee Director, the time when such Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Non-Employee Director simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    As to an Employee, the time when the employee-employer relationship between such Employee and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or retirement, but excluding terminations where the Employee simultaneously commences or remains in employment or service with the Company or any Subsidiary.
For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting such Holder ceases to remain a Subsidiary following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off). Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, “Termination of Service” shall mean a “separation from service,” as defined in Section 409A of the Code and the rules, regulations, and guidance promulgated thereunder.
2.52    “Withholding Taxes” shall mean any federal, state, local, or foreign income taxes, withholding taxes, or employment taxes required to be withheld under Applicable Law.
ARTICLE 3

SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Section 14.2 and Section 3.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan is 4,032,258 shares of Common Stock. All of the shares of Common Stock subject to the Plan Limit set forth in the immediately preceding sentence may be issued pursuant to the exercise of Incentive Stock Options under the Plan (the “ISO Limit”).

(b)    Upon the grant of an Award, the Plan Limit set forth in Section 3.1(a) shall be reduced by the maximum number of shares of Common Stock that are issued or may be issued pursuant to such Award. To the extent that an Award terminates, expires, is forfeited, is repurchased, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. For clarity, the following shares of Common Stock shall again become available for issuance under the Plan: (i) shares of Common Stock tendered by the Holder, or withheld by the Company, as full or partial payment to the Company upon the exercise of Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; (iii) any vested shares of Common Stock that are repurchased by the Company after being issued from the Plan and (iv) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Holder’s tax withholding obligations upon the exercise, vesting, or settlement of, Awards granted under the Plan.
(c)    Notwithstanding the foregoing, to the extent permitted by Applicable Law or any exchange rule, shares of Common Stock issued pursuant to any Substitute Award under the Plan shall not be counted against the Plan Limit set forth in Section 3.1(a); provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit set forth in Section 3.1(a).
3.2    Stock Distributed. Any shares of Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market or in private transactions, or a combination thereof. No provision of this Plan shall be construed to require the Company to maintain the shares of Common Stock in certificated form.
ARTICLE 4

GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted under the Plan, and shall determine the nature and amount of each such Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2    Section 16. Notwithstanding any other provision of the Plan, it is the intent of the Company that the Plan, and any Award granted or awarded to Holders who are subject to Section 16 of the Exchange Act, satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that such Holders will be entitled to the benefit of (including the exemption provided pursuant to) Rule 16b-3 or any other rule promulgated under Section 16 of the Exchange Act and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, to the extent permitted by Applicable Law, if the operation of any provision of the Plan, or any Awards granted or awarded hereunder, would conflict with the intent expressed in this Section 4.2, such provision shall be interpreted and/or deemed amended to the extent necessary so as to avoid such conflict.
4.3    Holders Based Outside the United States. Notwithstanding any provision of the Plan to the contrary, to comply with the local laws and regulations, or with local compensation practices and policies, in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to, subject to the share limitations set forth in Section 3.1: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Securities Act, or any other securities law or governing statute or any other Applicable Law.
4.4    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5

AWARD OF OPTIONS
5.1    Grant of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion. All Awards of Options shall be evidenced by an Award Agreement, which shall contain such terms and conditions as the Administrator shall determine consistent with the Plan. All Options shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant.
5.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any Eligible Individual who is not an Employee of the Company or any Subsidiary or parent corporation (as defined in Section 424(f) of the Code). No Eligible Individual who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year under the Plan (and all other plans of the Company and any

Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code)) exceeds U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision, the Options or portions thereof shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.
5.3    Option Exercise Price.
(a)    The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, unless otherwise determined by the Administrator. Notwithstanding the foregoing, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock or such other limitation as imposed by the Code on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
(b)    Notwithstanding Section 5.3(a), in the case of an Option that is a Substitute Award, the exercise price per share of Common Stock subject to such Option may be less than the Fair Market Value per share on the date of grant, provided that the excess of (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
5.4    Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than (i) ten (10) years from the date the Option is granted, or (ii) with respect to an Incentive Stock Option granted to a Greater Than 10% Stockholder, five (5) years from the date such Incentive Stock Option is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to a Termination of Service.
5.5    Option Vesting.
(a)    The Administrator shall determine the period during which a Holder shall vest in an Option and have the right to exercise such Option in whole or in part, which terms shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Subsidiary, or specified Performance Goals or any other criteria selected by the Administrator.

(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6    Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable. Any substitution of a Stock Appreciation Right for an Option shall be subject to the prohibition on repricing set forth in Section 11.6 and to the extent it would be considered a “repricing” shall not be effective without stockholder approval.
ARTICLE 6

AWARD OF STOCK APPRECIATION RIGHTS
6.1    Grant of Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion. All Awards of Stock Appreciation Rights shall be evidenced by an Award Agreement, which shall contain such terms and conditions as the Administrator shall determine consistent with the Plan. A Stock Appreciation Right may be granted in tandem with an Option or on a freestanding basis, not related to any Option.
6.2    Exercise Price.
(a)    Except as described in (b) below, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted, unless otherwise determined by the Administrator.
(b)    Notwithstanding Section 6.2(a), in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of Common Stock subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided that the excess of (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
6.3    Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the term of the Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and the regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to a Termination of Service.
6.4    Stock Appreciation Right Vesting.
(a)    The Administrator shall determine the period during which a Holder shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part, which terms shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Subsidiary or any other criteria selected by the Administrator.
(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
ARTICLE 7

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
7.1    Partial Exercise. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part until it becomes unexercisable under the Plan or the applicable Award Agreement. However, no Option or Stock Appreciation Right shall be exercisable with respect to fractional shares of Common Stock, and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of shares of Common Stock.
7.2    Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Administrator or such other Person or entity designated by the Administrator, or his, her, or its office, as applicable:
(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other Person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state, or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 11.3 by any Person or Persons other than the Holder, appropriate proof of the right of such Person or Persons to exercise the Option or Stock Appreciation Right; and

(d)    With respect to the exercise of any Option, full payment of the aggregate exercise price and applicable Withholding Taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.
7.3    Payment of Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Holder (or other Person entitled to exercise the Stock Appreciation Right pursuant to the Plan) shall be entitled to payment in respect of such Stock Appreciation Right in the form of cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination thereof, as determined by the Administrator, having an aggregate value equal to the amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of the Stock Appreciation Right from (y) the per share Fair Market Value on the date of exercise of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.
7.4    Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option that occurs within (a) two (2) years from the date of grant (including the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code), or (b) one (1) year after the transfer of such shares of Common Stock to such Holder.
7.5    Automatic Exercise upon Expiration. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by the Holder of the applicable Option or Stock Appreciation Right in writing to the Company, each vested and exercisable Option or Stock Appreciation Right granted hereunder and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date may, automatically and without further action by the Holder of the Option or Stock Appreciation Right or the Company, be exercised by the Administrator on the Automatic Exercise Date in the Administrator’s sole discretion. In connection with such exercise, payment of the exercise price of any such Option or Stock Appreciation Right and the applicable Withholding Taxes shall be made pursuant to Section 7.2, in a manner determined in the sole discretion of the Administrator in accordance with Sections 11.1 and 11.2. Unless otherwise determined by the Administrator, this Section 7.5 shall not apply to an Option or a Stock Appreciation Right if the Holder of the Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date, and the Administrator’s exercise of discretion under this Section 7.5 need not be uniform among Holders, whether or not such Persons are similarly situated. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.5.
ARTICLE 8

AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1    Restricted Stock.

(a)    Award of Restricted Stock.
(i)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion. All Awards of Restricted Stock shall be evidenced by an Award Agreement, which shall contain the terms and conditions, including the restrictions, applicable to each Award of Restricted Stock as determined by the Administrator, which terms and conditions shall not be inconsistent with the Plan.
(ii)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
(b)    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to the Restricted Stock as a result of stock dividends, stock splits, or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the Plan and in the applicable Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights, transferability, or the right to receive dividends on the Restricted Stock, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship, or consultancy with the Company, Company performance, individual performance, or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
(c)    Rights as Stockholders. Subject to Section 8.1(d), upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares of Restricted Stock, subject to the restrictions set forth in the Plan and in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to shares of Common Stock; provided that no dividends or Dividend Equivalents shall be vested or payable in respect of outstanding Restricted Stock unless and until the Holder has vested in and earned such Restricted Stock; provided, further, that Dividend Equivalents may be accumulated in respect of unvested and unearned Restricted Stock and paid as soon as administratively practicable, but no more than sixty (60) days, after such Restricted Stock is earned and becomes payable or distributable; provided, however, that the right to any such accumulated dividends or Dividend Equivalents in respect of an Award of Restricted Stock shall be forfeited upon the forfeiture of such Award. In the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.1(b).
(d)    Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.
(e)    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
(f)    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
8.2    Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual from time to time, in its sole discretion. All Awards of Restricted Stock Units shall be evidenced by an Award Agreement, which shall contain the number of, and other terms, conditions, and restrictions applicable to, the Restricted Stock Units as determined by the Administrator consistent with the Plan. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, but not limited to, service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units shall be issued. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit. Restricted Stock Units may be settled only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Restricted Stock Units may be settled subsequent to a Termination of Service determined in the Administrator’s discretion or set forth in an Award Agreement.
ARTICLE 9

INCENTIVE PERFORMANCE AWARDS, OTHER INCENTIVE AWARDS, PERFORMANCE AWARDS, AND OTHER STOCK-BASED AWARDS
9.1    Incentive Performance Awards and Other Incentive Awards. The Administrator is authorized to grant Incentive Performance Awards and Other Incentive Awards to any Eligible Individual from time to time, in its sole discretion, either alone or in tandem with other Awards. The Incentive Performance Awards shall be subject to the achievement of one or more Performance Goals (whether or not objective) on a specified date or dates or over one or more Performance Periods, as determined by the Administrator in its sole discretion consistent with the Plan. The amount of Incentive Performance Awards and Other Incentive Awards, and other terms, conditions, and restrictions applicable to Incentive Performance Awards and Other Incentive Awards, shall be determined by the Administrator consistent with the Plan. The Administrator also shall have authority to modify, reduce, or eliminate any Incentive

Performance Award. Incentive Performance Awards and Other Incentive Awards may be evidenced by an Award Agreement as determined by the Administrator.
9.2    Designation as a Performance Award. In addition to any Incentive Performance Award granted pursuant to Section 9.1, the Administrator shall have the right, in its sole discretion, to designate any other Award as a Performance Award. All Performance Awards shall be evidenced by an Award Agreement, which shall contain the number or the amount of Performance Awards, and other terms, conditions, and restrictions applicable to the Performance Awards, as determined by the Administrator consistent with the Plan. Performance Awards shall become earned, in whole or in part, based on the achievement of one or more Performance Goals or other specified criteria or conditions on a specified date or dates or over one or more Performance Periods, in each case, as determined by the Administrator. Performance Awards, once vested and earned, may be paid in cash, shares of Common Stock, or both, as determined by the Administrator and set forth in the applicable Award Agreement. The Administrator shall have the discretion to modify or waive the Performance Goals or conditions to the grant or vesting of a Performance Award unless the relevant Award Agreement states otherwise. Performance Awards are exercisable or distributable only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that a Performance Award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control or the Holder’s death Disability.
9.3    Other Stock-Based Awards. The Administrator is authorized to grant Other Stock-Based Awards under the Plan to Eligible Individuals from time to time, in its sole discretion, either alone or in tandem with other Awards, in such amounts, and subject to such terms and conditions as the Administrator shall determine, as set forth in the applicable Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which shall set forth such terms and conditions of such Other Stock-Based Award that the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Administrator may determine. The Administrator may establish the exercise or purchase price applicable to shares distributed pursuant to any Other Stock-Based Award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law. Other Stock-Based Awards may be settled or distributed only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that any Other Stock-Based Award may be settled or distributed subsequent to a Termination of Service determined in the Administrator’s discretion or set forth in an Award Agreement.
ARTICLE 10

DIVIDENDS AND DIVIDEND EQUIVALENTS
(a)    The Administrator may provide that an Award (other than an Option or Stock Appreciation Right) includes dividends or Dividend Equivalents. Dividend Equivalents may also be granted at such time or times as shall be determined by the Administrator, in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards, based on dividends declared on the Common Stock, and credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
(b)    Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided that, for the avoidance of doubt, no dividends or Dividend Equivalents shall be vested and payable in respect of outstanding Awards unless and until the Holder has vested in and earned such underlying Award; provided that Dividend Equivalents may be accumulated in respect of unvested and unearned Awards and paid as soon as administratively practicable, but no more than sixty (60) days, after such Awards are vested and earned and become payable or distributable; provided, however, that the right to any such accumulated dividends or Dividend Equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or Dividend Equivalents relate.
ARTICLE 11

ADDITIONAL TERMS OF AWARDS
11.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or certified bank check; (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payment owed by the Holder in respect of an Award; (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (d) any combination of the foregoing methods; or (e) any other form of legal consideration that may be acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2    Tax Withholding. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy all or any portion of any Withholding Taxes required by law to be withheld with respect to any Holder arising as a result of the grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold, shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock) to satisfy all or any portion of any applicable Withholding Taxes or permit the Holder to satisfy applicable Withholding Taxes through a “broker-assisted” or “sell-to-cover” process on terms and conditions determined by the Administrator in its sole discretion. Unless determined otherwise by the Administrator, the number of shares of Common Stock that may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount as may be necessary to avoid liability award accounting; provided that any shares of Common Stock withheld to satisfy the Withholding Taxes may be rounded up to the nearest whole number of shares; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall shares of Common Stock be withheld pursuant to this Section 11.2 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such shares of Common Stock (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Administrator shall determine the Fair Market Value of the Common Stock, consistent with applicable provisions of the Code, for any Withholding Taxes due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any Withholding Taxes. A Holder shall be responsible for all Withholding Taxes and other tax consequences of any Award.
11.3    Transferability of Awards.
(a)    Except as otherwise provided in Section 11.3(b):
(i)    No Award under the Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares of Common Stock underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 11.3(a) shall prevent transfers by will or by the applicable laws of descent and distribution; and
(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to the Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any Person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award (other than an Incentive Stock Option or an Incentive Performance Award) to any one or more Permitted Transferees for estate planning purposes, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Plan and any applicable Award Agreement as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state, and foreign securities laws, and (C) evidence the transfer.
(c)    Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any applicable Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a Person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the Person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.
11.4    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all Applicable Laws and the regulations of applicable governmental authorities and, if applicable, the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All Common Stock certificates delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules, and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.
(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award Agreement, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares based on the Fair Market Value of a share of Common Stock at such time or whether such fractional shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and, instead, such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5    Clawback / Forfeiture Provisions.
(a)    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to specify in an Award Agreement, or require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains, or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary, or harmful to the interests of the Company as determined by the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, nondisparagement, or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Administrator), or (iii) the Holder incurs a Termination of Service for Cause. The Administrator may also provide in an Award Agreement that if the Holder receives any amount in excess of what the Holder should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Administrator, then the Holder shall be required to promptly repay any such excess amount to the Company.

(b)    In addition and without limiting the foregoing, the Plan and the Awards granted hereunder (including any proceeds, gains, or other economic benefit actually or constructively received by any Holder in connection with such Awards) shall be subject (including on a retroactive basis) to such clawback, forfeiture, or similar requirements (i) as required by Applicable Law, including the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, (ii) set forth in an Award Agreement or (iii) as otherwise provided in a policy adopted, amended or otherwise maintained by the Company that applies to a Holder, including, without limitation, the Spirit Aviation Holdings, Inc. Dodd-Frank Clawback Policy and the Spirit Aviation Holdings, Inc. Clawback Policy for Detrimental Conduct, as in effect or as may be amended from time to time (collectively, the “Clawback Policies”), and such requirements shall be deemed incorporated by reference into the Plan. By accepting an Award, a Holder is agreeing to be bound by all Clawback Policies applicable to such Holder pursuant to the terms of such Clawback Policies, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law, including the stock exchange listing requirements).
11.6    Prohibition on Repricing. Except (i) to the extent approved in advance by the Company’s stockholders or (ii) as otherwise permitted under Section 14.2, the Administrator shall not have the power or authority to (A) reduce the exercise price of any Option or Stock Appreciation Right, (B) cancel any outstanding Option or Stock Appreciation Right, and substitute or replace it with a new Option or Stock Appreciation Right with a lower exercise price or other Award or cash in a manner that would either (x) be reportable on the Company’s proxy statement or Form 10K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (y) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), or (C) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
ARTICLE 12

NON-EMPLOYEE DIRECTOR AWARDS
12.1    Non-Employee Director Awards. Awards granted to Non-Employee Directors shall be subject to the limitations set forth in Section 3.1 of the Plan, and made pursuant to a written non-discretionary formula established from time to time by the Administrator, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion consistent with the Plan.

ARTICLE 13

ADMINISTRATION
13.1    Administrator. The Plan shall be administered by the Administrator, which Administrator shall be constituted to comply with Applicable Laws.
13.2    Good Faith Action by the Administrator. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.
13.3    Powers of Administrator. Subject to any specific designation in the Plan, the Administrator shall have the exclusive power, authority, and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Holder;
(c)    Determine the number of Awards to be granted and the number of shares of Common Stock subject to an Award;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the grant date, exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based, in each case, on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option consistent with the provisions of Section 422 of the Code;
(f)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(g)    Determine the target number of shares of Common Stock to be granted pursuant to a Performance Award, the criteria or other performance measures that will be used to establish the Performance Goals, the Performance Period(s) applicable to Performance awards, and the number of shares of Common Stock earned by a Holder in respect of a Performance Award;
(h)    Approve the form of each Award Agreement, which need not be identical for each Holder;
(i)    Amend any Award Agreement, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.1;
(j)    Determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute a Termination of Service (provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings thereunder);
(k)    Decide all other matters that must be determined in connection with an Award;
(l)    Establish, adopt, revise, or revoke any rules and regulations relating to the administration, interpretation and application of the Plan as it may deem necessary or advisable;
(m)    Construe and interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(n)    Interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award grant under, the Plan;
(o)    Determine conclusively whether a Change in Control has occurred under the Plan, and the date of the occurrence of such Change in Control and any incidental matters relating thereto, including, but not limited to, determinations with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;
(p)    Authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(q)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
The Administrator shall not be obligated to exercise any of its powers and authority under the Plan or under any Award Agreement, but may do so in its sole discretion at any time or from time to time. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan, except with respect to matters which under Rule 16b-3 promulgated under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
13.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among Eligible Individuals and Holders, whether or not such persons are similarly situated.
13.5    Limitations on Liability. Neither the Administrator nor the Board (including their respective members), nor any employee or agent of the Company, shall be liable for any action, determination, or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, any Award hereunder, or any applicable Award Agreement (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and the Board (and each of their respective members), shall be determined only with reference to the Plan, and no implied duties or obligations shall be read into the Plan or any Award Agreement on the part of the Company, or the Administrator or the Board (or any members thereof).
13.6    Delegation of Authority. To the extent permitted by Applicable Law, the Administrator may from time to time delegate to a committee of one or more members of the Board, or one or more officers of the Company, the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Administrator.
ARTICLE 14

MISCELLANEOUS PROVISION
14.1    Amendment, Suspension, or Termination of the Plan or Award Agreements.
(a)    Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Administrator; provided that no such amendment, modification, suspension, or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, or for changes in GAAP to new accounting standards); (ii) such amendment, modification, suspension, or termination would increase the number of shares of Common Stock subject to the Plan; or (iii) such amendment, modification, suspension, or termination would modify the prohibition on repricing in Section 11.6. Except as otherwise expressly provided in the Plan, any amendment, modification, suspension, or termination of the Plan that would materially and adversely affect the rights or obligations of any Holder of any Award theretofore granted or awarded shall not to that extent be effective without the consent of the affected Holder, unless the Award itself otherwise expressly so provides or the Administrator determines that such amendment, modification, suspension, or termination is either required or advisable in order for the Company, the Plan, or the Award to satisfy any Applicable Law or regulation.

(b)    Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant Section 14.2, or the application of Section 11.5, Section 14.8, or Section 14.11 to any Holder constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Holder.
(c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
(d)    Except as set forth in Section 11.6, the Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Holder’s Termination of Service); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Holder with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Holder, unless the Administrator determines that such is either required or advisable in order for the Company, the Plan, or the Award to satisfy any Applicable Law or regulation.
14.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)    In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Laws, regulations, or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations, or principles.
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 14.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised, or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) and Section 14.2(b):
(i)    The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted in such manner as the Administrator may deem equitable. The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares that may be issued under the Plan).
(d)    Unless otherwise determined by the Administrator or as otherwise provided in Section 14.2(b), in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor entity or a parent or subsidiary of the successor entity. The Administrator may, in its sole discretion, determine at the time of a Change in Control or set forth in any Award Agreement that any Awards assumed or substituted by a successor entity (or its parent or subsidiary) in connection with a Change in Control shall become vested (and forfeiture restrictions lapse) upon a qualifying termination of employment on or within a specified period before or following such Change in Control.
(e)    In the event that the successor entity in a Change in Control fails to assume or substitute for an Award upon a Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse, in each case, as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.
(f)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, any Award that is an Incentive Performance Award shall not be subject to any provision of this Section 14.2.
(g)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof, or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)    No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(i)    In the event of any pending stock dividend, stock split, combination, or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
14.3    No Stockholders Rights. Except as otherwise provided herein, a Holder shall not be, nor have any of the rights or privileges of, a stockholder with respect to shares of Common Stock covered by any Award granted pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company’s stockholders), unless and until the Holder becomes the record owner of such shares of Common Stock.
14.4    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation,

granting, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting, or exercise of Awards by a Holder may be permitted through the use of such an automated system.
14.5    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for Employees, Directors, or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards other than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.
14.6    At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without Cause.
14.7    Effective Date of the Plan. The Plan is effective as of April 16, 2025 (such date, the “Effective Date”), and shall continue in effect, unless sooner terminated pursuant to Section 14.1, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards. In the event the Plan is not approved by the stockholders, the Plan shall be null and void and the Prior Plan shall continue in full force and effect.
14.8    Compliance with Laws.
(a)    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local, and foreign laws, rules and regulations (including but not limited to state, federal, and foreign securities law and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.
(b)    The Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The

Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement, the U.S. federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange, or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and the Administrator may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.
(c)    The Administrator may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Holder, the Holder’s acquisition of Common Stock from the Company, and/or the Holder’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by Applicable Laws, the Company shall pay to the Holder an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Holder as soon as practicable following the cancellation of such Award or portion thereof.
14.9    Titles and Headings, References to Sections of the Code or Exchange Act. Titles and headings are provided herein for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
14.10    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
14.11    Section 409A.
(a)    It is intended that this Plan comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date, and all provisions of this Plan and any applicable Award Agreement shall be construed and interpreted in a manner consistent with the requirements under Section 409A of the Code. Each Holder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Holder in connection with this Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Holder or any beneficiary harmless from such taxes or penalties.
(b)    Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, or (iii) comply with any correction procedures available with respect to Section 409A of the Code.
(c)    With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, payments that may be made in respect of any Award granted under the Plan shall be treated as a series of separate payments for purposes of the Department of Treasury regulations.
(d)    Notwithstanding anything in the Plan to the contrary, if a Holder is a “specified employee” within the meaning of Section 409A(a)(2) (B)(i) of the Code, then, to the extent necessary to comply with, and avoid imposition on such Holder of, any tax penalty imposed under Section 409A of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Holder prior to the date that is six (6) months after the date of such Holder’s “separation from service” or, if earlier, the Holder’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
14.12    No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Holders of Awards under the Plan.
14.13    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.
14.14    No Rights to Awards; No Right to Uniform Treatment. No Eligible Individual or other Person shall have any claim to be granted any Award pursuant to the Plan,

and neither the Company nor the Administrator is obligated to treat Awards, Eligible Individuals, Holders, or any other Persons uniformly.
14.15    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Company, the Administrator nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
14.16    Indemnification. To the extent allowable pursuant to Applicable Law, the Administrator and the Board (and each of their respective members) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by the Holder in satisfaction of judgment in such action, suit, or proceeding against the Holder; provided that the Holder gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on the Holder’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
14.17    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.18    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.